<PAGE 1>
                                                 EXHIBIT 10.2

                                    Service Agreement No. 38645
                                    Control No. 930905-179

                        FSS SERVICE AGREEMENT


           THIS AGREEMENT, made and entered into this 1st day of November, 1993, by and between COLUMBIA GAS TRANSMISSION CORPORATION ("Seller") and NATIONAL FUEL GAS DISTRIBUTION COMPANY ("Buyer").

           WITNESSETH: That in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

           Section 1. Service to be Rendered. Seller shall perform and Buyer shall receive the service in accordance with the provisions of the effective FSS Rate Schedule and applicable General Terms and Conditions of Seller's FERC Gas Tariff, Second Revised Volume No. 1 (Tariff), on file with the Federal Energy Regulatory Commission (Commission), as the same may be amended or superseded in accordance with the rules and regulations of the Commission. Seller shall store quantities of gas for Buyer up to but not exceeding Buyer's Storage Contract Quantity as specified in Appendix A, as the same may be amended from time to time by agreement between Buyer and Seller, or in accordance with the rules and regulations of the Commission. Service hereunder shall be provided subject to the provisions of Part 284.223 of Subpart G of the Commission's regulations. Buyer warrants that service hereunder is being provided on behalf of Buyer.

           Section 2. Term. Service under this Agreement shall commence as of November 1, 1993, and shall continue in full force and effect until October 31, 2004, and from year-to-year thereafter unless terminated by either party upon six months written notice to the other prior to the end of the initial term granted or any anniversary date thereafter. Pre-granted abandonment shall apply upon termination of this Agreement, subject to any right of first refusal Buyer may have under the Commission's regulations and Seller's Tariff.

           Section 3. Rates. Buyer shall pay Seller the charges and furnish Retainage percentage set forth in the above-referenced Rate Schedule and specified in Seller's currently effective Tariff, unless otherwise agreed to by the parties in writing and specified as an amendment to this Service Agreement.

           Section 4.  Notices.  Notices to Seller under this
Agreement shall be addressed to it at Post Office Box 1273, Charleston, West Virginia 25325-1273, Attention: Director,
Transportation and Exchange and notices to Buyer shall be addressed to it at 10 Lafayette Square, Buffalo, NY 14203, Attention: Michael E. Novak, until changed by either party by written notice.

<PAGE 2>
                                    Service Agreement No. 38107
                                    Control No. 930905-116



           Section 5. Prior Service Agreements. This Agreement is being entered into by the parties hereto pursuant to the Commission's Order No. 636 and its orders dated July 14, 1993 and September 29, 1993, with respect to Seller's Order No. 636 compliance filing and relates to the following existing Service Agreements:

           FSS Service Agreement No. 34629 for National Fuel Gas Supply Corporation, predecessor in interest to National Fuel Gas Distribution Corporation, effective November 1, 1989, as it may have been amended, providing for storage and transportation service under the FSS Rate Schedule.

           CDS Service Agreement No. 36064 for National Fuel Gas Supply Corporation, predecessor in interest to National Fuel Gas Distribution Corporation, effective November 1, 1989, as it may have been amended, providing for a bundled sales, transportation and storage service under the CDS Rate Schedule.

The terms of Service Agreement No. 38645 shall become effective as of the effective date hereof, however, the parties agree that neither the execution nor the performance of Service Agreement 38645 shall prejudice any recoupment or other rights that Buyer may have under or with respect to the above-referenced Service Agreements.

NATIONAL FUEL GAS DISTRIBUTION      COLUMBIA GAS TRANSMISSION
    COMPANY                             CORPORATION



By:  /s/P. C. Ackerman              By:  /s/George E. Shriner
Title: Executive Vice President     Title:  Dir T&E

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                                    Revision No.
                                    Control No. 1993-09-05-0179

Appendix A to Service Agreement No.
Under Rate Schedule FSS
Between (Seller) COLUMBIA GAS TRANSMISSION CORPORATION and (Buyer) NATIONAL FUEL GAS DISTRIBUTION CORP



              Storage Contract Quantity     564,031 Dth

       Maximum Daily Storage Quantity        18,417 Dth per day



CANCELLATION OF PREVIOUS APPENDIX A

Service changes pursuant to this Appendix A shall become effective as of November 1, 1993. This Appendix A shall cancel and supersede the previous Appendix A effective as of N/A, to the Service Agreement referenced above. With the exception of this Appendix A, all other terms and conditions of said Service Agreement shall remain in full force and effect.


NATIONAL FUEL GAS DISTRIBUTION CORP


By:  /s/P. C. Ackerman

Its Executive Vice President

Date 11-1-93


COLUMBIA GAS TRANSMISSION CORPORATION

By:  /s/George E. Shriner

Its Dir T&E

Date 2-13-94